SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 23, 2013

MSGI TECHNOLOGY SOLUTIONS, INC.

(Exact name of Registrant as specified in charter)

Nevada	0-16730	88-0085608
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation)		Identification No.)

575 Madison Avenue

10th Floor

New York, NY 10022

(Address of Principal Executive Offices)

212-605-0233

(Registrant's telephone number, including area code)

Item 1.01. Entry into a Material Definitive Agreement

Item 3.02. Unregistered Sale of Equity Securities.

As a result of negotiations that began during the quarter ended June 30, 2013 and were finalized on July 12, 2013, MSGI Technology Solutions, Inc. (“MSGI” or the “Company”) executed a modification agreement (the “Modification” or the “Agreement”) with various institutional investors (the “Investors”), which modified the terms of certain convertible promissory notes (the “Notes”) entered into with the Investors by the Company between 2006 and 2010.

The Agreement terminated the original Notes including all principal and all accrued interest and exchanged the former debt for common stock of MSGI at an average exchange rate of $0.68 per share.

Note-Holder-A converted $17,994,946 in principal and interest into 25 million shares of MSGI common stock. Note-Holder-B converted $3,101,517 in principal and interest into 5 million shares of MSGI common stock. Note-Holder-C converted $1,011,320 in principal and interest into 2 million shares of MSGI common stock. Note-Holder-D converted $2,209,497 in principal and interest into 3.7 million shares of MSGI common stock.

A total of $24,317,280 has been canceled and therefore removed from the balance sheet.

A copy of the form of the Modification used for all former note holders is filed herewith as Exhibit 4.1, and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to Exhibits 4.1.

Item 9.01. Financial Statements and Exhibits

(a) N/A

(b) N/A

(c) N/A

(d) 4.1. Form of Modification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSGI SECURITY SOLUTIONS, INC.

Date: July 23, 2013	By:	/s/ Richard J. Mitchell III
	Name:	Richard J. Mitchell III
	Title:	Chief Accounting Officer